Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-175120) of Diversified Restaurant Holdings, Inc. and Subsidiaries of our report dated April 1, 2013 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan
April 1, 2013